Exhibit 10.9.11

Confidential Treatment Requested. Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[Redacted].” A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SEVENTH AMENDMENT TO

CREDIT CARD PROGRAM AGREEMENT

This SEVENTH AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT (this “Seventh Amendment”) is effective as of February 26, 2010 (the “Effective Date”), by and among Macy’s, Inc., f/k/a Federated Department Stores, Inc., a Delaware corporation, (“Macy’s, Inc.”), FDS Bank, a federally-chartered stock savings bank (“FDS Bank”), Macy’s Credit and Customer Services, Inc., f/k/a FACS Group, Inc., an Ohio corporation (“MCCS”), Macy’s West Stores, Inc., f/k/a Macy’s Department Stores, Inc., an Ohio corporation (“Macy’s”), Bloomingdale’s, Inc., an Ohio corporation (“Bloomingdale’s”) (collectively the “Macy’s Companies”), and Department Stores National Bank, a national banking association, as assignee of Citibank, N.A. (“Bank”).

WHEREAS, the Macy’s Companies and Bank are parties to a certain Credit Card Program Agreement dated as of June 1, 2005, as amended pursuant to amendments effective October 24, 2005 and May 19, 2006, pursuant to restated letter agreements effective December 18, 2006, March 22, 2007, April 6, 2007 and June 1, 2007, pursuant to a restated amendment effective February 3, 2008, and pursuant to an amendment (the “Fifth Amendment”) effective January 1, 2009 and an amendment (the “Sixth Amendment”) effective June 1, 2009, respectively (as so amended, the “Program Agreement”), whereby Bank and the Macy’s Companies operate a credit card program (the “Program”), as more fully described in the Program Agreement;

WHEREAS, American Express Travel Related Services Company, Inc., a New York corporation having its principal office at 200 Vesey Street, New York, NY 10285 (“AMEX”), Macy’s, Inc., and MCCS have entered into an Exclusive Co-Branded Card Agreement dated February 26, 2010 (the “MCCS Agreement”), pursuant to which AMEX is designated for a seven (7) year period as the exclusive payment card network in the United States and its Territories for general purpose credit and charge cards bearing the name and/or logos of the MCCS retailers, all as more particularly set forth in the MCCS Agreement;

WHEREAS, DSNB and AMEX have entered into a Card Issuer Agreement dated February 26, 2010 (the “CIA”);

WHEREAS, AMEX, DSNB, Macy’s, Inc., and MCCS have entered into an Acknowledgement Agreement made as of February 26, 2010 (the “Acknowledgement Agreement”);

WHEREAS, the parties hereto desire to amend the Program Agreement in accordance with Section 18.5 of the Program Agreement, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used without definition in this Seventh Amendment have the meanings assigned to them in the Program Agreement. For the avoidance of doubt, “MCCS” as used herein means Macy’s Credit and Customer Services, Inc.

2. Certain Provisions regarding Cardholder Association Contract. DSNB and the Macy’s Companies agree as set forth in the attached Schedule 1 with respect to the MCCS Agreement, the CIA, and the Acknowledgement Agreement.

3. Capacity; Authorization; Validity.

(a) Macy’s, Inc. hereby represents and warrants to Bank as of the date hereof that:

(i) Each Macy’s Company has all necessary corporate or similar power and authority to (A) execute and enter into this Seventh Amendment and (B) perform the obligations required of such Macy’s Company hereunder and the other documents, instruments and agreements to be executed and delivered by such Macy’s Company pursuant hereto.

(ii) The execution and delivery by the Macy’s Companies of this Seventh Amendment and all documents, instruments and agreements executed and delivered by the Macy’s Companies pursuant hereto, and the consummation by the Macy’s Companies of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate or similar actions of the Macy’s Companies.

(iii) This Seventh Amendment (A) has been duly executed and delivered by the Macy’s Companies, (B) constitutes the valid and legally binding obligation of the Macy’s Companies, and (C) is enforceable against the Macy’s Companies in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

(b) Bank hereby represents and warrants to the Macy’s Companies as of the date hereof:

(i) Bank has all necessary corporate or similar power and authority to (A) execute and enter into this Seventh Amendment and (B) perform the obligations required of it hereunder and the other documents, instruments and agreements to be executed and delivered by Bank pursuant hereto.

(ii) The execution and delivery by Bank of this Seventh Amendment and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, has been duly and validly authorized and approved by all necessary corporate or similar actions of Bank.

(iii) This Seventh Amendment (A) has been duly executed and delivered by Bank, (B) constitutes the valid and legally binding obligation of Bank and (C) is enforceable against Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).

4. Effect of Amendment. This Seventh Amendment is effective as of the Effective Date and is hereby incorporated into and made a part of the Program Agreement. Except as amended by this Seventh Amendment, all terms and provisions of the Program Agreement, including without limitation, Schedule 9.3 (c), shall continue and remain in full force and effect and binding upon the parties thereto.

5. Binding Effect. This Seventh Amendment shall be binding in all respects and inure to the benefit of the successors and permitted assigns of the parties hereto.

6. Governing Law. This Seventh Amendment and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made to be performed within such State and applicable federal law.

7. Counterparts/Facsimiles. This Seventh Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Seventh Amendment, it shall not be necessary to produce or account for more than one such counterpart. Any facsimile of an executed counterpart shall be deemed an original.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Seventh Amendment to be duly executed as of the date first above written.

DEPARTMENT STORES NATIONAL BANK,

By:	/s/ Scott Christensen
Name: Scott Christensen Title: Vice President

MACY’S, INC.

By:	/s/ Dennis J. Broderick
Name: Dennis J. Broderick Title: Executive Vice President, General Counsel and Secretary

FDS BANK

By:	/s/ Susan R. Robinson
Name: Susan R. Robinson Title: Treasurer

MACY’S CREDIT AND CUSTOMER SERVICES, INC.

By:	/s/ Dennis J. Broderick
Name: Dennis J. Broderick Title: Vice President

MACY’S WEST STORES, INC.

By:	/s/ Dennis J. Broderick
Name: Dennis J. Broderick Title: President

BLOOMINGDALES, INC.

By:	/s/ Dennis J. Broderick
Name: Dennis J. Broderick Title: Vice President

SCHEDULE 1 to Seventh Amendment to Program Agreement

The parties hereto agree as follows:

(a) From and after the Effective Date of the MCCS Agreement (as defined in the MCCS Agreement), the MCCS Agreement, together with all schedules, appendices, and exhibits attached thereto, is the Card Association Contract under the Program Agreement; provided, however that, during the period commencing on the Effective Date of the MCCS Agreement and continuing through the date of expiration or termination of the agreement dated as of October 1, 2006 between DSNB and Visa U.S.A. Inc. (the “New Co-Brand Card Agreement”), the New Co-Brand Card Agreement and the MCCS Agreement shall each be the Card Association Contract under the Program Agreement. DSNB hereby authorizes MCCS to perform, as service provider under the Program Agreement, the obligations of MCCS as set forth in the MCCS Agreement as of the Effective Date thereof, including without limitation its obligations with respect to conversion, launch and exclusivity thereunder and the on-going issuance and maintenance of co-branded cards and underlying accounts under the Program Agreement.

(b)	[Redacted].

(c) All costs and expenses incurred or expended by or on behalf of MCCS or Macy’s, Inc. to perform their obligations as set forth in and required by the MCCS Agreement, including without limitation, to prepare for and achieve launch and conversion, and for the ongoing maintenance of the Co-Branded Card Business (as that term is defined in the MCCS Agreement), shall be treated as expenses of the Program.

(d) MCCS /Macy’s Inc. and DSNB will negotiate in good faith to agree upon a plan for customer communication relating to the conversion that shall include, but not be limited to, [Redacted].

(e) [Redacted].